As filed with the Securities and Exchange Commission on July 16, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Continental Resources, Inc.

(and its Subsidiary Identified on the Following Page)

(Exact name of registrant as specified in its charter)

Oklahoma	73-0767549
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

302 N. Independence, Suite 1500

Enid, Oklahoma 73701

(580) 233-8955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald P. Fischbach

General Counsel and Secretary

302 N. Independence, Suite 1500

Enid, Oklahoma 73701

(580) 233-8955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael E. Dillard

Sean T. Wheeler

Latham & Watkins LLP

717 Texas Avenue, 16th Floor

Houston, Texas 77002

Telephone: (713) 546-5400

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check the box if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)(3)
Debt Securities
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Subsidiary Guarantees of Debt Securities (4)

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities, which may be senior or subordinated, of Continental Resources, Inc. as may from time to time be offered at indeterminate prices and as may be issuable upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon the conversion or exercise of, the debt securities being registered hereunder.
(2)	Omitted pursuant to Form S-3 General Instruction II.E.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrants are deferring payment of the registration fee required in connection with this registration statement. Accordingly, no registration fee is paid herewith.
(4)	Guarantees may be provided by subsidiaries of Continental Resources, Inc. of the payment of principal of and interest on the Debt Securities. Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for the guarantees.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Subsidiary Guarantor Registrant as Specified in its Charter (1)	State or Other Jurisdiction of Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Banner Pipeline Company, L.L.C.	Oklahoma	1311	20-3304849

(1)	The address for the subsidiary guarantor registrant is 302 N. Independence, Suite 1500, Enid, Oklahoma 73701, and the telephone number for the subsidiary guarantor registrant is (580) 233-8955.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

We may offer from time to time senior debt securities, subordinated debt securities, preferred stock and common stock. Our subsidiaries may guarantee the senior or subordinated debt securities offered by this prospectus.

We will provide additional terms of our securities in one or more prospectus supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information.

Our common stock is listed on the New York Stock Exchange under the symbol “CLR.”

You should consider carefully “Risk Factors” on page 1 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2010.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any written communication from us or any underwriter specifying the final terms of a particular offering. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any written communication from us or any underwriter specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities we may offer.

Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Incorporation by Reference.”

As used in this prospectus, “we,” “us” and “our” and similar terms mean Continental Resources, Inc. and its subsidiaries, unless the context indicates otherwise.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains a website that contains information we file electronically with the SEC at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus does not contain all the information the registration statement sets forth or includes in its exhibits and schedules, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC’s public reference room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede that information. Any information so updated or superseded will not be deemed, except as so updated or superseded, to be a part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding information deemed to be furnished and not filed with the SEC) after the date of this prospectus. The documents we incorporate by reference are (file no. 001-32886):

•	our annual report on Form 10-K for the year ended December 31, 2009;

•	our quarterly report on Form 10-Q for the three months ended March 31, 2010;

•

our current reports on Form 8-K, filed with the SEC on January 6, 2010 (excluding information deemed to be furnished and not filed with the SEC), January 8, 2010, January 19, 2010, January 25, 2010, March 30, 2010 (excluding information deemed to be furnished and not filed with the SEC), April 5, 2010, April 7, 2010, May 28, 2010 and July 7, 2010;

•

our definitive proxy statement on Schedule 14A filed with the SEC on April 13, 2010 (only those parts incorporated by reference in our Annual Report in Form 10-K for the year ended December 31, 2009); and

•	the description of our common stock set forth in the registration statement on Form 8-A filed with the SEC on May 19, 2006.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by visiting our website at http://www.contres.com, or by writing or telephoning us at the following address:

Continental Resources, Inc.

Attention: Corporate Secretary

302 N. Independence, Suite 1500

Enid, Oklahoma 73701

(580) 233-8955

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ABOUT US

We are an independent oil and natural gas exploration and production company with operations primarily in the North, South and East regions of the United States. For additional information about our business, operations and financial results, please read the documents listed under “Incorporation By Reference.”

Our principal executive offices are located at 302 N. Independence, Enid, Oklahoma 73701, and our telephone number at that address is (580) 233-8955.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. These risk factors include those described as such in “Item 1A. Risk Factors” of our most recent Form 10-K and subsequent Form 10-Qs, where applicable, and other documents that are incorporated by reference in this prospectus, and could include additional uncertainties not presently known to us or that we currently do not consider material. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference, includes “forward looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included or incorporated by reference in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “may,” “will,” “should,” “seek,” “approximately,” “plans” and similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such identifying words. These forward looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus, and the risk factors and other cautionary statements described in “Item 1A. Risk Factors” of our most recent Form 10-K and subsequent Form 10-Qs, where applicable, all of which are incorporated by reference in this prospectus.

These forward looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Without limiting the generality of the foregoing, certain statements incorporated by reference or included in this prospectus constitute forward looking statements.

Forward looking statements may include statements about our:

•	business strategy;

•	reserves;

•	technology;

•	financial strategy;

•	crude oil and natural gas realized prices;

•	timing and amount of future production of crude oil and natural gas;

•	the amount, nature and timing of capital expenditures;

•	drilling of wells;

•	competition and government regulations;

•	marketing of crude oil and natural gas;

•	exploitation or property acquisitions;

•	costs of exploiting and developing our properties and conducting other operations;

•	general economic conditions;

•	credit markets;

•	liquidity and access to capital;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this prospectus or in the documents incorporated by reference herein that are not historical.

We caution you that these forward looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, and sale of crude oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating crude oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the effects of our indebtedness, which could adversely restrict our ability to operate and could have other adverse consequences, the effects of competition, the success of our derivative activities, our ownership structure and general economic, market or business conditions, and the other risks described in “Item 1A. Risk Factors” of our most recent Form 10-K and subsequent Form 10-Qs, where applicable.

Reserve engineering is a process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing, and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of crude oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described or incorporated by reference in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward looking statements.

All forward looking statements, expressed or implied, included in this prospectus, or in the documents incorporated by reference in this prospectus, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. Please read “Incorporation by Reference.”

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	funding working capital requirements;

•	capital expenditures;

•	repayment or refinancing of indebtedness;

•	repurchases and redemptions of securities; and

•	acquisitions.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement. Pending any specific application, we may initially invest proceeds in short-term marketable securities. We will not receive any of the proceeds from the sale of securities offered by any selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Year Ended December 31,					Three Months Ended, March 31, 2010
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	14.74x	23.37x	23.94x	43.54x	5.74x	14.83x

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of income before income taxes and non-controlling interest plus fixed charges exclusive of capitalized interest. “Fixed charges” consist of interest, whether expensed or capitalized, amortization of capitalized expenses relating to indebtedness and an estimate of the portion of annual rental expense on operating leases that represents the interest factor.

We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. Subject to compliance with our revolving credit agreements and the indentures related to our outstanding senior notes, we will issue senior debt securities under a separate indenture to be entered into between us and a trustee that we will name in the prospectus supplement (the “senior indenture”) and subordinated debt securities under a separate indenture to be entered into between us and a trustee that we will name in the prospectus supplement (the “subordinated indenture”). In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”

We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the forms of the indentures with the SEC as exhibits to this registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Incorporation by Reference.”

In this summary description of the debt securities, all references to “Continental,” “us,” we” or “our” mean Continental Resources, Inc. only, unless we state otherwise or the context clearly indicates otherwise.

General

The senior debt securities will constitute senior debt and will rank equally with all our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, any senior debt securities and all our other senior debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in the prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

Unless we inform you otherwise in the prospectus supplement, the indentures and the debt securities will not contain:

•	any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction; or

•

provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the dates on which, the price at which and the conditions (if any) under which we will repurchase debt securities at the option of the holders or the holders of debt securities;

•	the denominations in which we may issue the debt securities;

•

whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments on the debt securities will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants this prospectus describes;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by us; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:

•	we fail to pay the principal of, premium, if any, interest or any other amounts on any Senior Debt when due; or

•

we default in performing any other covenant (a “covenant default”) in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all notes or other indebtedness, including guarantees, of Continental for money borrowed and similar obligations, unless the terms of such indebtedness state that it is not senior to the subordinated debt securities or our other junior debt.

Subsidiary Guarantees

If specified in the prospectus supplement, our subsidiaries may guarantee our obligations relating to our debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee, including any provisions relating to the subordination of any subsidiary guarantee, will be described in the applicable prospectus supplement. The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited as necessary to seek to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

Consolidation, Merger and Sale of Assets

The indentures generally will permit a consolidation or merger between us and another entity. They also will permit the sale by us of our assets substantially as an entirety. The indentures will provide, however, that we may consolidate with another entity to form a new entity or merge into any other entity or transfer or dispose of our assets substantially as an entirety to any other entity only if:

•

the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities;

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing; and

•	we deliver an officer’s certificate and opinion of counsel stating that such transaction complies with the indenture.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:

•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

•	our failure to pay principal of or any premium on any debt securities of that series when due;

•	our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 days;

•

our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer to the trustee indemnity reasonably satisfactory to it;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable trustee; and

•	exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.

Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

Modification and Waiver

We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

•	change the stated maturity of any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification;

•	waive a continuing default or event of default regarding any payment on any debt security; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for or add guarantees of any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series in any material respect;

•

to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Discharge and Defeasance

We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:

•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

•

all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we irrevocably deposit with the applicable trustee funds or government securities sufficient in the opinion of a nationally recognized firm of independent public accountants to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

In addition to our right of discharge described above, we may deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Trustee

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue up to 500,000,000 shares of common stock, $.01 par value per share, and 25,000,000 shares of preferred stock, $.01 par value per share.

Common Stock

As of July 15, 2010, we had 169,959,944 shares of common stock outstanding, all of which is voting common stock.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Holders of our common stock are entitled to receive proportionately any dividends if and when such dividends are declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of us, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “CLR.”

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without shareholder approval. Our board of directors has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of us.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except liability for:

•	any breach of the director’s duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the payment of unlawful dividends and certain other actions prohibited by the Oklahoma General Corporation Act (the “OGCA”); and

•	any transaction from which the director derived any improper personal benefit.

This provision of our amended and restated certificate of incorporation eliminates our right and the rights of our shareholders to recover monetary damages against a director for breach of the director’s fiduciary duty of care, including breaches resulting from negligent or grossly negligent behavior, except in the situations described above. This provision does not limit or eliminate our rights or the rights of any shareholder to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care.

Our amended and restated bylaws also provide that we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us.

Our amended and restated bylaws also provide that:

•	we will be required to indemnify our directors and officers to the fullest extent permitted by Oklahoma law;

•

we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise required by law, our amended and restated certificate of incorporation, our amended and restated bylaws or agreements to which we are a party; and

•	we will be required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by law.

We also have entered into indemnification agreements with each of our directors and officers to give them additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections.

Anti-takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and of Oklahoma Law

Our amended and restated certificate of incorporation and amended and restated bylaws contain the following additional provisions, some of which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors. In addition, some provisions of the OGCA, if applicable to us, may hinder or delay an attempted takeover without prior approval of our board of directors.

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of the OGCA could discourage attempts to acquire us or remove incumbent management. These provisions could, therefore, prevent shareholders from receiving a premium over the market price for the shares of common stock they hold.

Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws divide our board of directors into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our board. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board.

Filling Board of Directors Vacancies; Removal. Our amended and restated certificate of incorporation provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled by the affirmative vote of a majority of our directors then in office, though less than a quorum. Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to us.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, for so long as Harold G. Hamm, our Chairman, Chief Executive Officer and principal shareholder, and his affiliates own 50% or more of our outstanding shares of common stock, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of our outstanding shares of common stock. However, from and after the date on which Mr. Hamm and his affiliates cease to own 50% or more of our outstanding shares of common stock, directors may be removed only for cause by the affirmative vote of the holders of a majority of our outstanding shares of common stock.

Shareholder Action by Written Consent. Our amended and restated certificate of incorporation provides that, for so long as Mr. Hamm and his affiliates own 50% or more of our outstanding shares of capital stock entitled to vote in the election of directors, any action required or permitted to be taken by our shareholders may be taken at a duly called meeting of shareholders or by the written consent of shareholders owning the minimum number of shares required to approve the action. However, from and after the date on which Mr. Hamm and his affiliates cease to own 50% or more of our outstanding shares of common stock, shareholders will not be permitted to act by written consent.

Call of Special Meetings. Our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of our shareholders may be called at any time by the board of directors acting pursuant to a resolution adopted by the board and may not be called by the shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our amended and restated bylaws provide that shareholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. With respect to the nomination of directors, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at an annual meeting of shareholders, not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the company and (ii) with respect to an election of directors to be held at a special meeting of shareholders, not earlier than 90 days prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. With respect to other business to be brought before an annual meeting of shareholders, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the company. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

No Cumulative Voting. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. The OGCA provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Authorized but Unissued Shares. Our amended and restated certificate of incorporation provides that authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to various limitations imposed by the New York Stock Exchange. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Pursuant to the OGCA, our amended and restated certificate of incorporation may not be repealed or amended, in whole or in part, without the approval of the holders of at least a majority of the outstanding shares of our capital stock. In addition, after such time as Mr. Hamm and his affiliates cease to own 50% or more of our outstanding shares of capital stock entitled to vote in the election of directors, the provision of our amended and restated certificate of incorporation relating to the classification of our board of directors may not be repealed or amended without the approval of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote in the election of directors.

Our amended and restated certificate of incorporation permits our board of directors to adopt, amend and repeal our bylaws. Our amended and restated bylaws can be amended by either our board of directors or, as long as Mr. Hamm and his affiliates own 50% or more of our outstanding shares of capital stock entitled to vote in the election of directors, the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock entitled to vote in the election of directors.

Oklahoma Business Combination Statute. Under the terms of our amended and restated certificate of incorporation and as permitted under the OCGA, we have elected not to be subject to Section 1090.3 of the OGCA, Oklahoma’s anti-takeover law. In general this section prevents an “interested shareholder” from engaging in a “business combination” with us for three years following the date the person became an interested shareholder, unless:

•

prior to the date the person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns stock having at least 85% of all voting power at the time the transaction commenced, excluding stock held by our directors who are also officers and stock held by certain employee stock plans; or

•

on or subsequent to the date of the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested shareholder.

An “interested shareholder” is defined, generally, as any person that owns stock having 15% or more of all of our voting power, any person that is an affiliate or associate of us and owned stock having 15% or more of all of our voting power at any time within the three-year period prior to the time of determination of interested shareholder status, and any affiliate or associate of such person.

A “business combination” includes:

•	any merger or consolidation involving us and an interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of our assets;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by us of any of our stock to an interested shareholder;

•	any transaction involving us that has the effect of increasing the proportionate share of the stock of any class or series or voting power owned by the interested shareholder;

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through us; or

•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the OGCA.

Because we opted out of the Oklahoma anti-takeover law, any interested shareholder can pursue a business combination transaction that is not approved by our board of directors.

Oklahoma Control Share Statute. Under the terms of our amended and restated certificate of incorporation and as permitted under the OGCA, we have elected not to be subject to Sections 1145 through 1155 of the OGCA, Oklahoma’s control share acquisition statute. In general, Section 1145 of the OGCA defines “control shares” as our issued and outstanding shares that, in the absence of the Oklahoma control share statute, would have voting power, when added to all of our other shares that are owned, directly or beneficially, by an acquiring person or over which the acquiring person has the ability to exercise voting power, that would entitle the acquiring person, immediately after the acquisition of the shares to exercise, or direct the exercise of, such voting power in the election of directors within any of the following ranges of voting power:

•	one-fifth (1/5) or more but less than one-third (1/3) of all voting power;

•	one-third (1/3) or more but less than a majority of all voting power; or

•	a majority of all voting power.

A “control share acquisition” means the acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, “control shares.” After a control share acquisition occurs, the acquiring person is subject to limitations on the ability to vote such control shares. Specifically, Section 1149 of the OGCA provides that under most control share acquisition scenarios, “the voting power of control shares having voting power of one-fifth (1/5) or more of all voting power is reduced to zero unless the shareholders of the issuing public corporation approve a resolution according the shares the same voting rights as they had before they became control shares.” Section 1153 of the OGCA provides the procedures for obtaining shareholder consent of a resolution of an “acquiring person” to determine the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

Because we opted out of the Oklahoma control share statute, any shareholder holding control shares has the right to vote his or its shares in full in the election of directors.

Registration Rights

We have entered into a registration rights agreement with our principal shareholder and the two trusts established for the benefit of Mr. Hamm’s children covering all of the shares of common stock owned by our principal shareholder and the trusts.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

We and/or any selling security holder may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds we will receive from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we and/or any selling security holder use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we and/or any selling security holder use dealers in the sale of securities, we and/or any selling security holder may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We and/or any selling security holder may sell the securities directly. In that event, no underwriters or agents would be involved. We and/or any selling security holder may also sell the securities through agents we designate from time to time. In addition, we and/or any selling security holder may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and/or any selling security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we and/or any selling security holder so indicate in the prospectus supplement, we and/or any selling security holder may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us and/or any selling security holder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We and/or any selling security holder may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us and/or any selling security holder in the ordinary course of their businesses.

Each series of offered securities will be a new issue, and other than our common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Donald P. Fischbach, our general counsel. Certain other legal matters will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Estimates of the crude oil and natural gas reserves of Continental Resources, Inc. and related future net cash flows and the present values thereof as of December 31, 2007, 2008 and 2009 incorporated by reference herein were based in part upon reserve reports prepared by Ryder Scott Company, L.P., independent petroleum engineers. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$	*

Legal fees and expenses		**

Accounting fees and expenses		**

Trustee fees and expenses		**

Printing expenses		**

Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Continental Resources, Inc. (“Continental”) is incorporated in Oklahoma. Section 1031 of the Oklahoma General Corporation Act (the “OGCA”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers, employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of Continental, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

As permitted by the OGCA, Continental’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors to Continental or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to it or its shareholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 1053 of the OGCA regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the OGCA, Continental’s amended and restated certificate of incorporation provides that Continental is required to indemnify its directors and officers to the fullest extent permitted by the OGCA.

As permitted by Oklahoma law, Continental’s amended and restated bylaws provide that:

•	Continental may indemnify its other employees and agents, subject to very limited exceptions;

•

Continental is required to advance expenses (including without limitation, attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding, subject to very limited exceptions; and

•	the rights conferred in Continental’s bylaws are not exclusive.

The indemnification provisions in Continental’s amended and restated certificate of incorporation may be sufficiently broad to permit indemnification of its directors and officers for liabilities arising under the Securities Act.

Under Oklahoma law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents. Continental maintains liability insurance policies which indemnify its directors and officers against loss arising from claims by reason of their legal liability for acts as such directors and officers, subject to limitations and conditions as set forth in the policies.

Continental has entered into written indemnification agreements with each of its directors and officers. These indemnification agreements are intended to permit indemnification to the fullest extent permitted by the OGCA. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of Continental or any of its affiliates, or is or was serving at Continental’s request in such a position for another entity. The indemnification agreements also obligate Continental to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse Continental for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

Continental will not be obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against it without prior approval of a majority of Continental’s board of directors, except for claims brought by the Indemnitee to enforce his or her rights under the indemnification agreement.

The foregoing discussion of Continental’s amended and restated certificate of incorporation and amended and restated bylaws and Oklahoma law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws or law.

ITEM 16.	EXHIBITS

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

4.1	Third Amended and Restated Certificate of Incorporation of Continental Resources, Inc. dated May 17, 2007, incorporated by reference to Exhibit 3.1 to Continental’s Current Report on Form 8-K dated May 22, 2007.

4.2	Second Amended and Restated By-laws of Continental Resources, Inc. amended and restated as of May 18, 2009, incorporated by reference to Exhibit 3.2 to Continental’s Current Report on Form 8-K dated May 22, 2007.

Exhibit Number	Description

4.3	Registration Rights Agreement dated as of May 18, 2007 among Continental Resources, Inc., the Revocable Inter Vivos Trust of Harold G. Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust, incorporated herein by reference to Exhibit 10.1 to Continental’s Current Report on Form 8-K filed May 22, 2007.

4.4	Specimen Common Stock Certificate incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed April 14, 2006 (Registration No. 333-132257).

4.5*	Form of Senior Indenture.

4.6*	Form of Subordinated Indenture.

5.1*	Opinion of Latham & Watkins LLP.

5.2*	Opinion of Donald P. Fischbach.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Ryder Scott Company, L.P.

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.4*	Consent of Donald P. Fischbach (included in Exhibit 5.2).

24.1*	Powers of Attorney (included on the signature page of the Registration Statement).

25.1**	Statement of Eligibility of the Trustee under the Senior Indenture on Form T-1.

25.2**	Statement of Eligibility of the Trustee under the Subordinated Indenture on Form T-1.

*	Filed herewith.
**	Continental will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities or preferred stock, (iii) any additional required opinion of counsel to Continental as to the legality of the securities offered hereby, (iv) any required opinion of counsel to Continental as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee under the Senior Indenture or the Subordinated Indenture.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Enid, State of Oklahoma, on this 16th day of July, 2010.

CONTINENTAL RESOURCES, INC.

By:	/S/ JOHN D. HART
John D. Hart Senior Vice President, Chief Financial Officer and Treasurer

BANNER PIPELINE COMPANY, L.L.C.

By:	Continental Resources, Inc., its Sole Member

By:	/S/ JOHN D. HART
John D. Hart Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John D. Hart and Donald P. Fischbach, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director (or, in the case of a limited liability company, a manager) or officer or both, as the case may be, of the respective registrant named below, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all documents or instruments necessary or appropriate to enable such registrant to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director (or, in the case of a limited liability company, a manager) or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Continental Resources, Inc.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on July 16, 2010.

Signature	Title

/S/ HAROLD G. HAMM Harold G. Hamm	Chief Executive Officer, Chairman of the Board and Director (principal executive officer)

Signature	Title

/S/ JOHN D. HART John D. Hart	Senior Vice President, Chief Financial Officer, and Treasurer (principal financial and accounting officer)

/S/ DAVID L. BOREN David L. Boren	Director

/S/ ROBERT J. GRANT Robert J. Grant	Director

/S/ ELLIS L. “LON” MCCAIN Ellis L. “Lon” McCain	Director

/S/ MARK E. MONROE Mark E. Monroe	Director

/S/ H. R. SANDERS, JR. H. R. Sanders, Jr.	Director

/S/ JOHN T. MCNABB, II John T. McNabb, II	Director